UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2023

Predictive Oncology Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 43rd Street, Suite 110, Pittsburgh, Pennsylvania	15201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 389-4800

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	POAI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2023, Bob Myers, the Chief Financial Officer, Corporate Secretary and Compliance Officer of Predictive Oncology Inc. (the "Company"), notified the Company of his intent to resign from the Company effective September 30, 2023 (the “Transition Date”). Mr. Myers has also served as the Company's principal financial and principal accounting officer. The Company thanks Mr. Myers for his nearly 12 years of service and devotion to the Company.

On August 16, 2023, the Company entered into a consulting agreement (the "Consulting Agreement") with Danforth Advisors, LLC ("Danforth"), pursuant to which Danforth will provide to the Company certain finance, accounting and administrative services, including that of interim chief financial officer. As such, Josh Blacher of Danforth, an experienced biotech executive who specializes in strategic finance and corporate development, has been named as the Company’s Interim Chief Financial Officer. Mr. Blacher will receive no compensation directly from the Company and will enter into the Company's standard indemnification agreement for directors and executive officers. Prior to the Transition Date, Mr. Blacher will serve as a consultant to the Company pursuant to the Consulting Agreement. After the Transition Date, Mr. Blacher will also serve as the Company's principal financial officer and principal accounting officer.

Mr. Blacher has served as a consultant with Danforth since September 2022 and as Managing Partner of Columbus Circle Capital LLC ("Columbus Circle Capital") since August 2019. During his tenure at Columbus Circle Capital, Mr. Blacher has served as CFO at several public and private companies. Prior to his tenure at Columbus Circle Capital, Mr. Blacher served as Chief Business Officer at Inmed Pharmaceuticals (Nasdaq: INM) from April 2018 to August 2019, as Chief Financial Officer of Therapix Biosciences (Nasdaq: TRPX) from April 2017 to April 2018, and as Chief Financial Officer at Galmed Pharmaceuticals (Nasdaq: GLMD) from October 2014 to March 2017. Mr. Blacher holds a Bachelor of Arts from Yeshiva University and a Master of Business Administration from Columbia Business School.

There are no family relationships between Mr. Blacher and any of the Company's directors or executive officers. There are no related person transactions in which Mr. Blacher had or will have a direct or indirect material interest required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREDICTIVE ONCOLOGY INC.

By:	/s/ Raymond Vennare
Name: Raymond Vennare
Title: Chief Executive Officer

Date: August 17, 2023